PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Charles G. Urtin
President and CEO
Telephone:724-863-3100
www.myirwinbank.com
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IBT Bancorp, Inc. announces listing on the American Stock Exchange

Irwin, Pennsylvania, March 26, 2003: IBT Bancorp, Inc., (the Company), the holding company of Irwin Bank & Trust Company, today announced that its application to list its common stock on the American Stock Exchange (AMEX) has been approved. The common stock expects to begin trading on April 1, 2003 under the symbol "IRW".

President and CEO Charles G. Urtin stated "We are excited to have our common stock traded on the AMEX. We believe the AMEX's auction type market will narrow bid and ask prices for our common stock and trading on a national exchange will provide increased liquidity. Large and small shareholders alike should be pleased".

John McGonegal, Vice President of the Amex's Equities Group said "The American Stock Exchange is extremely pleased to welcome IBT Bancorp, Inc. on our exchange." "As the exchange of choice for small and mid-cap companies, IBT Bancorp's transfer to us is a prime example of the high quality of companies that the Amex attracts."

IBT Bancorp, Inc. is a Pennsylvania corporation headquartered in Irwin, Pennsylvania, which provides a full range of commercial and retail banking services through its wholly owned banking subsidiary, Irwin Bank & Trust Company. The bank operates through its main office, five branch offices, a loan center, and a trust office, as well as through five supermarket branches under the name "Irwin Bank Extra" located in the Pennsylvania counties of Westmoreland and Allegheny. The bank's web-site is www.myirwinbank.com.
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Statements  contained in this news release  which are not  historical  facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.